Exhibit 99.1

G. Thomas Frankland Appointed to the Board of Directors of Atlantic Coast Federal Corporation

WAYCROSS, Ga.--(BUSINESS WIRE)--August 6, 2010--Atlantic Coast Federal Corporation (NASDAQ:ACFC), the holding company for Atlantic Coast Bank, today announced that the Board of Directors of the Company has named G. Thomas Frankland to the Board. His appointment expands the Board to 11 members.

Frankland has had a long and distinguished career with operating and financial experience with both public and private companies. Formerly a partner with the international accounting firm PriceWaterhouseCoopers, his diverse background includes experience in many key corporate areas, including financial services, venture capital, mergers and acquisitions, and strategic planning and execution. Since 2006, he has served on the executive committee of Springboard Capital LLC, a Jacksonville-based venture capital fund focused on early-stage financing opportunities for emerging companies. From 1998 to 2006, he was Chief Operating Officer of CNB Florida Bancshares and later Mercantile Bank, both in Jacksonville and the latter being a unit of The South Financial Group. The South Financial Group acquired CNB Florida Bancshares in 2004.

Commenting on the announcement, Jay S. Sidhu, Executive Chairman of the Board, said, "It is a pleasure to welcome Tom Frankland as a fellow director. Tom brings significant financial and operational experience to our Board, especially with respect to banking, where he has held top leadership positions with substantial organizations in the Jacksonville area. Accordingly, he also brings a keen familiarity of Jacksonville and a solid insight on this market's dynamics and opportunities. We look forward to his contribution to the work of the Board."

Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. Today, Atlantic Coast Bank is a community-oriented financial institution serving southeastern Georgia and northeastern Florida through 12 locations, including a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to the securities to be offered in the second step offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Atlantic Coast Federal Corporation has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Atlantic Coast Federal Corporation are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation are available free of charge from the Corporate Secretary of Atlantic Coast Federal Corporation at 505 Haines Avenue, Waycross, Georgia 31501, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Atlantic Coast Federal Corporation are participants in the solicitation of proxies in favor of the conversion from the stockholders of Atlantic Coast Federal Corporation. Information about the directors and executive officers of Atlantic Coast Federal Corporation is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

CONTACT:
for Atlantic Coast Federal Corporation
Corporate Communications, Inc.
Patrick J. Watson, 615-254-3376